EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Monetiva Inc. (the “Registrant”) on Form 10-Q for the three-months ended September 30, 2020 as filed with the Securities and Exchange Commission on the date hereof, I, Pierre Sawaya, Chief Executive Officer and Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2. The information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Monetiva Inc.

Dated: November 12, 2020	/s/ Pierre Sawaya
Pierre Sawaya
Chief Executive Officer and Chief Financial Officer
Monetiva Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Monetiva Inc. and will be retained by Monetiva Inc. and furnished to the Securities and Exchange Commission or its staff upon request.